Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Randgold Resources Limited Share Option Scheme of our report dated March 10, 2004, except for note 22, for which the date is April 26, 2004, relating to the financial statements of Randgold Resources Limited and its subsidiaries and joint venture which appears in this Form 20-F.

/s/ PRICEWATERHOUSECOOPERS LLP

Chartered Accountants and Registered Auditors
London
United Kingdom

June 30, 2004